UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2005

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-9810	54-1701843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road Richmond, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-9794

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Shareholder Approval of 2005 Stock Incentive Plan. At the annual shareholders meeting on April 28, 2005, the shareholders of the Registrant approved the 2005 Stock Incentive Plan, which is described in the Owens & Minor, Inc. 2005 Proxy Statement filed with the Securities and Exchange Commission. A copy of the 2005 Stock Incentive Plan is included as Annex B to the 2005 Proxy Statement and is incorporated by reference herein. The 2005 Stock Incentive Plan replaces the 1998 Stock Option and Incentive Plan which expired on April 28, 2005.

Board Approval of Base Salary Increases and Issuance of Stock Options and Restricted Stock. On April 28, 2005, the Board of Directors of the Registrant, upon the recommendation of the Compensation & Benefits Committee (the “Committee”), approved base salary increases for the Registrant’s named executive officers. These increases were based upon a review of performance, competitive market data and other considerations. Revised annual base salary levels for such officers are set forth in Exhibit 10.1 hereto but are not otherwise set forth in a written agreement between the Registrant and the officers. In addition, on April 28, 2005, the Board of Directors, upon recommendation of the Committee, approved the issuance under the 2005 Stock Incentive Plan of stock options and restricted stock grants to the Registrant’s named executive officers in the amounts set forth on Exhibit 10.1 hereto and subject to terms to be determined by the Committee in accordance with such plan.

Board Approval of Revised Outside Director Fees. Effective April 28, 2005, the Board of Directors of the Registrant, upon the recommendation of the Governance & Nominating Committee, approved certain revisions to fee compensation levels for outside directors. In view of the additional time directors spend in performing their duties, the fee for attending a Board of Directors meeting was increased from $1,200 to $1,500 and the fee for participating in an Audit Committee telephone conference meeting was increased from $1,000 to $1,200. In addition, the Board eliminated the reduced fee amount previously paid for committee meetings held the same day as a board meeting. A summary of outside director fees and the revisions thereto is set forth in Exhibit 10.2 hereto.

Item 8.01 Other Events.

On April 28, 2005, the Registrant issued a press release announcing the election at its annual shareholders meeting on April 28, 2005 of two new directors, Craig R. Smith, president and chief operating officer of Owens & Minor, and Eddie N. Moore, Jr., president of Virginia State University. A copy of the press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Base Salary Levels for and Stock Option and Restricted Stock Grants to Named Executive Officers

10.2	Compensation Levels for Outside Directors

99.1	Press Release issued on 4/28/05 announcing the Election by Shareholders of Two New Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	OWENS & MINOR, INC.

	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Base Salary Levels for and Stock Options and Restricted Stock Grants to Named Executive Officers

10.2	Compensation Levels for Outside Directors

99.1	Press Release issued on 4/28/05 announcing the Election by Shareholders of Two New Directors